Exhibit 107

Calculation of Filing Fee

Form S-8

(Form Type)

Enliven Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”)	Rule 457(c) and Rule 457(h)	3,155,125 (2)	$2.12 (3)	$6,675,489.60	0.00011020	$737.12

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Registrant’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”)	Rule 457(c) and Rule 457(h)	3,531,575 (4)	$24.45 (5)	$86,347,008.75	0.00011020	$9,515.45

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”)	Rule 457(c) and Rule 457(h)	293,111 (6)	$20.79 (7)	$6,093,777.69	0.00011020	$671.54

Total Offering Amounts							$10,924.11

Total Fee Offsets							—

Net Fee Due							$10,924.11

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that become issuable with respect to the securities identified in the above table under the 2020 Plan, the 2020 ESPP and the 2019 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Represents 3,155,125 shares of Common Stock issuable with respect to Enliven Inc.’s options assumed by the Registrant pursuant to the Agreement and Plan of Merger, dated as of October 13, 2022, by and among the Registrant, Enliven Inc. and Iguana Merger Sub, Inc.

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.12 per share, which is the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards granted under the 2019 Plan.

(4)

Represents an increase of 3,531,575 shares of Common Stock to the number of shares reserved for issuance under the 2020 Plan for issuance upon the exercise or settlement of awards that may be granted under the 2020 Plan, which increase was approved by the Registrant’s stockholders on February 22, 2023.

(5)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $24.45 per share, which is the average of the high and low prices of Common Stock, as reported on The Nasdaq Global Select Market, on February 24, 2023, which date is within five business days prior to the filing of this Registration Statement.

(6)	Represents an increase of 293,111 shares of Common Stock reserved for issuance under the 2020 ESPP, which increase was approved by the Registrant’s stockholders on February 22, 2023.
(7)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $24.45 per share, which is the average of the high and low prices of Common Stock, as reported on The Nasdaq Global Select Market, on February 24, 2023, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the minimum percentage of the price per share applicable to purchases under the 2020 ESPP. Pursuant to the 2020 ESPP, the purchase price of the Common Stock reserved for issuance thereunder will be 85% of the lesser of the closing price of the common stock on (i) the first business day of the applicable offering period and (ii) the last business day of the applicable offering period.